Exhibit 10.3

Execution Copy

SELLER SUPPORT AGREEMENT

THIS SELLER SUPPORT AGREEMENT (“Agreement”) is entered into as of March 27, 2009, by SunGard Data Systems Inc., a Delaware corporation (“Parent”), in favor of SunGard AR Financing LLC, a Delaware limited liability company (“SPE”).

RECITALS

A. SPE, as purchaser, has entered into a Receivables Sale Agreement dated as of the date hereof (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Sale Agreement”), with Parent, as seller agent, and the persons from time to time party thereto as “Sellers.” Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex X to the Sale Agreement and Annex X to the Credit Agreement (as defined in the Sale Agreement) shall be applied herein as defined or established therein.

B. The Sellers and the Parent are expected to receive substantial direct and indirect benefits from the transactions contemplated by the Sale Agreement (which benefits are hereby acknowledged).

C. As an inducement for SPE to enter into the Sale Agreement, Parent has agreed to guaranty the due and punctual performance by each of the SunGard Entities (as defined below) of all of the Guaranteed Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce SPE to make purchases under the Sale Agreement, Parent hereby agrees as follows:

Section 1. Unconditional Undertaking. Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of SPE and the Administrative Agent (for itself and for the benefit of the Lenders) to cause the due and punctual performance and observance by each Sub-Servicer and each Seller and their respective successors and assigns (each, a “SunGard Entity” and, collectively, the “SunGard Entities”) of all of the terms, covenants, conditions, agreements and undertakings on the part of such SunGard Entity to be performed or observed under the Sale Agreement or any document delivered by such SunGard Entity in connection with the Sale Agreement, the Credit Agreement, any Sub-Servicing Agreement and the Transaction Documents in accordance with the terms thereof, including the punctual payment when due of all obligations of such SunGard Entity now or hereafter existing under any of the Sale Agreement, any document delivered by such SunGard Entity in connection with the Sale Agreement, the Credit Agreement, any Sub-Servicing Agreement and the Transaction Documents, whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the “Guaranteed Obligations”); provided, that the foregoing unconditional undertaking of Parent is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables. Parent agrees that (i) each of its Subsidiaries that becomes an “Seller” under the Sale Agreement shall be deemed to be an “Seller” and a SunGard Entity for purposes of this Agreement and (ii) each of its Subsidiaries that becomes a “Sub-Servicer” under any Sub-Servicing Agreement shall be deemed to be a “Sub-Servicer” and a SunGard Entity for purposes of this Agreement. In the event that any SunGard Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under the Sale Agreement or any document delivered by such SunGard Entity in connection with the Sale Agreement, the Credit Agreement, any Sub-Servicing Agreement or any other Transaction Document, then Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations, and it shall not be a condition to the accrual of the obligation of Parent hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that SPE or the Administrative Agent, as applicable, shall have first made any request of or demand upon or given any notice to Parent or to any SunGard Entity or their respective successors or assigns, or have instituted any action or proceeding against Parent or any SunGard Entity or their respective successors or assigns in respect thereof.

Section 2. Obligation Absolute. Parent undertakes that the Guaranteed Obligations will be performed or paid strictly in accordance with the terms of the Sale Agreement and any document delivered by such SunGard Entity in connection with the Sale Agreement, the Credit Agreement, any Sub-Servicing Agreement or any other Transaction Document, as applicable, regardless of any law, regulation or order applicable to SPE now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of SPE or the Administrative Agent with respect thereto. The obligations of Parent under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Parent to enforce this Agreement, irrespective of whether any action is brought against any SunGard Entity or whether any SunGard Entity is joined in any such action or actions. The liability of Parent under this Agreement shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Sale Agreement or any other agreement or instrument relating thereto, the Credit Agreement, any Sub-Servicing Agreement or any Transaction Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Sale Agreement or any other agreement or instrument relating thereto, the Credit Agreement, any Sub-Servicing Agreement or any Transaction Document including, without limitation, any increase in the Guaranteed Obligations resulting from additional purchases or contributions of Receivables or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of any SunGard Entity or any of its subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any SunGard Entity or any of its subsidiaries;

(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any SunGard Entity; or

(g) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by SPE upon the insolvency, bankruptcy or reorganization of any SunGard Entity or otherwise, all as though payment had not been made.

Section 3. Waivers. Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that SPE protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any SunGard Entity or any other person or entity or any collateral.

Section 4. Subrogation. Parent agrees not to exercise any rights that it may acquire by way of subrogation against any SunGard Entity and its property or any rights of indemnification, contribution and reimbursement from any SunGard Entity and its property, in each case in connection with this Agreement and any payments made hereunder, until such time as the Guaranteed Obligations have been paid and performed in full and the Termination Date has occurred.

Section 5. Separate Identity from SPE. Parent shall itself, and shall ensure that each of its Affiliates, at all times comply with the covenants and agreements of the Sellers set forth in Section 4.02(i) of the Sale Agreement as if Parent were identified therein. Parent is party to no agreements with SPE other than pursuant to the Transaction Documents.

Section 6. No Proceedings. From and after the Initial Funding Date and until the date one year plus one day following the Termination Date, the Parent shall not, directly or indirectly, institute or cause to be instituted against SPE any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Credit Agreement.

Section 7. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by SPE and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8. Addresses for Notices. All notices and other communications hereunder shall be sent in the manner provided in Section 6.01 of the Sale Agreement, which provisions are incorporated herein by this reference as though fully set forth herein.

Section 9. No Waiver; Remedies. No failure on the part of SPE or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10. Continuing Agreement; Assignments under Sale Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Termination Date has occurred and the payment and performance in full of the Guaranteed Obligations and the payment of all other amounts payable under this Agreement, (b) be binding upon Parent, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, SPE and its successors, transferees and assigns (including the Administrative Agent and the Lenders). Without limiting the generality of the foregoing clause (c), if SPE or the Administrative Agent assigns all or any of the Transferred Receivables, or any interest therein, the assignees shall thereupon become vested with all the benefits in respect thereof granted to SPE and the Administrative Agent herein or otherwise, including the rights to receive any notices hereunder, to consent to any waivers, amendments or other modifications of this Agreement, and/or to be reimbursed for any expenses in enforcing any rights hereunder.

Section 11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12. GOVERNING LAW. THIS AGREEMENT AND THE ORIGINATOR OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS.

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IN WITNESS WHEREOF, Parent has caused this Agreement to be duly executed and delivered by its signatory thereunto duly authorized as of the date first above written.

SUNGARD DATA SYSTEMS INC.,
as Parent

By:	/s/ Karen M. Mullane
Name:	Karen M. Mullane
Title:	Vice President, Controller, and Assistant Secretary

Seller Support Agreement